                                                                     EXHIBIT 7.3
================================================================================





                         REGISTRATION RIGHTS AGREEMENT



                                 BY AND BETWEEN

                         GUILFORD PHARMACEUTICALS INC.

                                      and

                                   AMGEN INC.



                          Dated as of October 1, 1997


================================================================================

                               TABLE OF CONTENTS


SECTION 1.  Definitions....................................   1

SECTION 2.  Securities Subject to this Agreement...........   3
     (a)    Registrable Securities.........................   3
     (b)    Holders of Registrable Securities..............   3

SECTION 3.  Demand Registrations...........................   4
     (a)    Demand by Holders..............................   4
     (b)    Effective Registration.........................   4
     (c)    Registration Statement Form....................   4
     (d)    Selection of Underwriters......................   5
     (e)    Registration of Other Securities...............   5
     (f)    Priority Among Holders of Registrable Securities
            in Requested Registration......................   5
     (g)    Registration Requirements......................   5

SECTION 4.  Piggyback Registrations........................   6
     (a)    Participation..................................   6
     (b)    Underwriter's Cutback..........................   6
     (c)    No Effect on Demand Registrations..............   7

SECTION 5.  Priority of Other Registration Rights..........   7

SECTION 6.  Hold-Back Agreements...........................   7
     (a)    Restrictions Applicable to Holders of
            Registrable Securities.........................   7
     (b)    Registration Restrictions Applicable to
            the Company....................................   7

SECTION 7.  Registration Procedures........................   8

SECTION 8.  Registration Expenses..........................   13

SECTION 9.  Indemnification................................   14
     (a)    Indemnification by Company.....................   14
     (b)    Indemnification by Holder of Registrable
            Securities.....................................   15
     (c)    Contribution...................................   15

SECTION 10.  Transfer of Registration Rights...............   16

SECTION 11.  Rule 144......................................   16

SECTION 12.  Participation in Underwritten Registrations...   17



SECTION 13.  Miscellaneous.................................   17
     (a)     Remedies......................................   17
     (b)     No Inconsistent Agreements....................   17
     (c)     Amendments and Waivers........................   17
     (d)     Notices.......................................   17
     (e)     Successors and Assigns........................   18
     (f)     Counterparts..................................   19
     (g)     Headings......................................   19
     (h)     Governing Law.................................   19
     (i)     Severability..................................   19
     (j)     Entire Agreement..............................   19


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of
                                                   ---------
October 1, 1997 and entered into by and between GUILFORD PHARMACEUTICALS INC., a Delaware corporation (the "Company"), and AMGEN INC., a Delaware corporation
                           -------
(the "Purchaser").
      ---------

                                    RECITALS
                                    --------

          WHEREAS, the Company, GPI NIL Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and the Purchaser have entered into a collaboration with respect to the research, development and commercialization of certain small molecule neuroimmunophilin compounds, and have executed a Binding Term Sheet dated as of August 20, 1997 relating thereto (the "Binding
                                                                      -------
Term Sheet");
----------

          WHEREAS, in connection with the Binding Term Sheet, the Purchaser has agreed to purchase from the Company, and the Company has agreed to sell to the Purchaser, 640,095 shares of Common Stock and a Warrant for 700,000 shares of Common Stock for an aggregate cash consideration of $20 million;

          WHEREAS, in connection with the foregoing, the Company and the Purchaser have entered into a Stock and Warrant Purchase Agreement (the

"Purchase Agreement") dated as of October 1, 1997; and
-------------------

          WHEREAS, as contemplated by the Binding Term Sheet, the Company has agreed to provide the registration rights set forth in this Agreement;

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.  Definitions.
                      -----------

          (a) As used in this Agreement, the terms below shall have the following meanings:

          "Agent" shall mean any Person authorized to act and who acts on behalf
           -----
of the Purchaser with respect to the transactions contemplated by this Agreement.

          "Collateral Agreements" shall mean the Binding Term Sheet, the Warrant
           ---------------------
and the Purchase Agreement.

          "Common Stock" shall mean the Common Stock, $.01 par value, of the
           ------------
Company.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended from time to time.

          "NASD" shall mean the National Association of Securities Dealers, Inc.
           ----

          "Person" shall mean an individual, firm, corporation, partnership,
           ------
limited liability company, trust or unincorporated organization, or other entity, or a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such Person.

          "Prospectus" shall mean the prospectus included in any Registration
           ----------
Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          "Registrable Securities" shall mean (i) the Common Stock acquired by
           ----------------------
the Purchaser pursuant to the terms of the Purchase Agreement, and (ii) the Warrant Shares. Registrable Securities shall also include any securities which may be issued or distributed with respect to, or in exchange for, such Registrable Securities pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, or (ii) such Registrable Securities can be disposed of pursuant to Rule 144 without regard to Rule 144(k) (or any similar provisions then in force) under the Securities Act.

          "Registration" shall mean a Registration of the Company's securities
           ------------
for sale to the public under a Registration Statement.

          "Registration Statement" shall mean any Registration Statement of the
           ----------------------
Company filed with the Securities and Exchange Commission under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

          "Securities Act" shall mean the Securities Act of 1933, as amended
           --------------
from time to time.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Underwritten Registration" or "Underwritten Offering" shall mean a
           -------------------------      ---------------------
Registration in which securities of the Company are sold to an underwriter for reoffering to the public.

          "Warrant" shall mean the Warrant to purchase shares of Common Stock,
           -------
issued and sold pursuant to the Purchase Agreement dated as of the date hereof, by and between the Company and the Purchaser.

          "Warrant Shares" shall mean any shares of Common Stock issued or
           --------------
issuable upon exercise of the Warrant.

          (b) Other Defined Terms.  The following terms shall have the meanings
              -------------------
defined for such terms in the Sections set forth below:

          Term                                            Section
          ----                                            -------
          Agreement                                       Preamble
          Company                                         Preamble
          Demand Registration Holdback Period               6(b)
          Demand Registration                               3(a)
          Exchange and Registration Rights Agreement         5
          Holder                                            2(b)
          Indemnified Holder                                9(a)
          Piggyback Registration                            4(a)
          Piggyback Securities                              4(b)
          Preferred Stock Purchase Agreement                 5
          Priority Agreements                                5
          Purchase Agreement                              Recitals
          Purchaser                                       Preamble
          Registration Expenses                           8(a)(7)
          Underwriter's Warrant                              5

          SECTION 2.  Securities Subject to this Agreement.
                      ------------------------------------

          (a) Registrable Securities.  The securities entitled to the benefits
              ----------------------
of this Agreement are the Registrable Securities.

          (b) Holders of Registrable Securities.  Initially, Purchaser is the
              ---------------------------------
only holder of Registrable Securities, and Registrable Securities shall only refer to such securities owned of record or beneficially by Purchaser or by a transferee (or subsequent transferee) of Purchaser pursuant to Section 10 hereof
                                                               ----------
who has thereby acquired rights hereunder (each a "Holder").  Subject to the
                                                   ------
foregoing, a Person is deemed to be a Holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such ownership or right was acquired pursuant to the Purchase Agreement or the Warrant, and whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

          SECTION 3.  Demand Registrations.
                      --------------------

          (a) Demand by Holders.  During the five-year period commencing on the
              -----------------
date hereof, the Holders of at least 50% of the Registrable Securities then outstanding may make a total of three written requests to the Company for Registration of Registrable Securities under and in accordance with the provisions of the Securities Act of all or part of the Registrable Securities. Any such Registration requested shall hereinafter be referred to as a "Demand
                                                                       ------
Registration."  Each request for a Demand Registration shall specify the kind
------------
and aggregate amount of Registrable Securities to be registered, the intended methods of disposition thereof and the information required by Item 507 of Regulation S-K under the Securities Act. Upon such request for a Demand Registration, subject to Section 3(g) below, the Company shall use its best efforts to promptly effect the Registration of such Registrable Securities under
(i) the Securities Act, and (ii) subject to Section 7(h), the blue sky laws of
                                            ------------
such jurisdictions as any Holder of such Registrable Securities requesting such Registration or any underwriter, if any, may reasonably request. The Company shall also use its best efforts to have all such Registrable Securities registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to such Holders of at least 50% of such Registrable Securities to consummate the disposition of such Registrable Securities.

          (b) Effective Registration.  Subject to the last paragraph of Section
              ----------------------                                    -------
7, the Company shall be deemed to have effected a Demand Registration if the
-
Registration Statement relating to such Demand Registration is filed with the SEC but the requesting Holders inform the Company that they desire that the Registration Statement be withdrawn or abandoned; provided, however, that such withdrawal does not result from action or inaction on the part of the Company that has materially and adversely affected the value of such registration to the participating Holders, or if the Registration Statement is declared effective by the SEC and remains effective until the earlier of the date on which (i) all the Registrable Securities subject to such Registration Statement have been disposed of pursuant thereto or (ii) nine months have elapsed from the date of such effectiveness; provided, however, that no Demand Registration shall be deemed to have been effected if (i) such Registration, after it has become effective, is the subject of any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not primarily attributable to the selling Holders of Registrable Securities, or (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Registration are not satisfied, other than by reason of a failure on the part of the selling Holders of Registrable Securities or any underwriter referred to in Section 3(d).
                                                         ------------

          (c) Registration Statement Form.  Registrations under this Section 3
              ---------------------------                            ---------
shall be on such appropriate registration form of the SEC as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in such Holders' requests for such Registration. If, in connection with any Registration under this Section 3
                                                                  ---------
which is proposed by the Company to be on Form S-3 or any successor form to such Form, the managing underwriter (if any) or Holders of at least 50% of the Registrable Securities requesting a Demand Registration shall advise the Company in writing that in its opinion additional disclosure not required by such form is of material importance to the success of the offering, then the Company shall consider including such additional disclosure, subject at all times to the Company's ultimate discretion to include or not include any additional disclosure.

          (d) Selection of Underwriters.  If at any time or from time to time
              -------------------------
during the time period applicable to Demand Registrations any of the Holders of the Registrable Securities covered by a Registration Statement desire to sell Registrable Securities in an Underwritten Offering, the investment banker or investment bankers that will manage the offering will be selected by the Holders of at least 50% of the Registrable Securities included in such offering; provided that the selection of any such investment banker or investment bankers is subject to consent by the Company, which consent shall not be unreasonably withheld.

          (e) Registration of Other Securities.  Subject to Section 5 hereof,
              --------------------------------              ---------
whenever the Company shall effect a Registration pursuant to this Section 3 in
                                                                  ---------
connection with an Underwritten Offering by one or more Holders of Registrable Securities, securities other than Registrable Securities shall be reduced to the extent determined necessary by the managing underwriter of such offering if such managing underwriter shall have advised such selling Holders to be covered by such Registration in writing (with a copy to the Company) that, in its opinion, the number of securities requested to be included in such Registration exceeds the number which can be sold in such offering within a price range acceptable to the selling Holders of at least 50% of the Registrable Securities requested to be included in such Registration. If no such notice or letter is provided, the Company may include shares of Common Stock for its own account or for the account of other shareholders of the Company having the right to include such shares in a Registration Statement filed by the Company with the SEC.

          (f) Priority Among Holders of Registrable Securities in Requested
              -------------------------------------------------------------
Registration.  If the managing underwriter of an Underwritten Offering pursuant
------------
to this Section 3 advises each of the Holders in writing (with a copy to the
        ---------
Company) that less than all of the Registrable Securities proposed to be included in such offering should be included (using the same standard described in subsection (e) hereof), then the amount of Registrable Securities to be
   --------------
offered for the accounts of Holders shall be reduced pro rata, based on the number of Registrable Securities owned by such Holders.

          (g) Registration Requirements.  Anything in this Section 3 to the
              -------------------------                    ---------
contrary notwithstanding, the Company shall not be required to file any Registration Statement pursuant to this Section 3, (i) within a period of six
                                        ---------
months after the effective date of any other Registration Statement filed pursuant to a Demand Registration, (ii) for a deferral period of up to 90 days if the Board of Directors of the Company in good faith determines that such Registration would interfere with any proposed offering of shares of the Company's capital stock, pending financing transaction, or acquisition, corporate reorganization or other significant transaction involving the Company; provided that the Company shall be able to defer Registration under this subclause (ii) only one time in any 12-month period, (iii) for a period beginning on the effective date of any Registration Statement and ending 90 days thereafter, or (iv) if the estimated aggregate proceeds of an offering of Registrable Securities (less underwriting discounts and commissions) will be less than $15 million.

          SECTION 4.  Piggyback Registrations.
                      -----------------------

          (a) Participation.  Subject to Sections 4(b) and 5 hereof, if at any
              -------------              -------------------
time from and after the date hereof, the Company proposes to file or files a Registration Statement under the Securities Act with respect to any offering of securities of the same type as the Registrable Securities for its own account (other than a Registration Statement on Form S-8 or Form S-4 or any successor form thereto), or for the account of any securityholder of securities of the same type as the Registrable Securities, then, as promptly as practicable, the Company shall give written notice of such proposed filing to each Holder of Registrable Securities and such notice shall offer the Holders of Registrable Securities the opportunity to include in such registration such number of Registrable Securities as each such Holder may request (a "Piggyback
                                                           ---------
Registration").  Subject to Section 5, the Company shall include in such
------------                ---------
Registration Statement all Registrable Securities requested within 20 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder) to be included in the Registration for such offering pursuant to a Piggyback Registration. Each Holder electing to participate in such Registration Statement shall do so pursuant to the terms of such proposed registration and shall execute such usual and customary custody agreements, powers of attorney, underwriting agreements, holdback agreements or other documents as are reasonably requested or required by the Company and any underwriter of such offering as provided in Section 12
                                                                   ----------
hereof; provided that Holder shall not be required to represent and warrant to, or to indemnify, any party with respect to any matters other than as to the Holder's ownership of the Registrable Securities and with respect to any other information provided by Holder and required to be included in the Registration Statement pursuant to SEC Rules and Regulations. Each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

          (b) Underwriter's Cutback.  The Company shall use its best efforts to
              ---------------------
cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in the Registration for such offering under Section 4(a) (the "Piggyback Securities")
                                     ------------       --------------------
to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, but subject to Section 5
                                                                 ---------
hereof, if the managing underwriter or underwriters participating in such offering advises each of the Holders in writing (with a copy to the Company) that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then, after including all shares proposed to be sold by the Company in a Company-initiated registration, the amount of securities to be offered for the account of the Holders shall be reduced pro rata with all other holders participating in such offering on the basis of the number of shares to be registered by all stockholders participating in such offering; provided, however that, subject to
Section 5 hereof, the managing underwriter or underwriters may not limit the
---------
Registrable Securities or other securities to be included in such Registration to less than 25% of the securities included therein. Notwithstanding the foregoing, the Company shall have the right to withdraw or delay the Registration Statement at any time; provided, however, that written notice of such withdrawal or delay shall be given to the Holders thereunder.

          (c) No Effect on Demand Registrations.  No Registration of Registrable
              ---------------------------------
Securities effected pursuant to a request under this Section 4 shall be deemed
                                                     ---------
to have been effected pursuant to Section 3 hereof or shall relieve the Company
                                  ---------
of its obligation to effect any Registration upon request under Section 3
                                                                ---------
hereof.

          SECTION 5.  Priority of Other Registration Rights.
                      -------------------------------------

          The parties expressly agree and understand that a Holder's right to priority in a Registration of Registrable Securities shall at all times be subordinate to the rights granted under (i) the Series A Preferred Stock Purchase Agreement, dated as of September 30, 1993, as amended (the "Preferred
                                                                     ---------
Stock Purchase Agreement"), (ii) the Underwriter's Warrant, dated as of June 24,
------------------------
1994 (the "Underwriter's Warrant"), and (iii) the Exchange and Registration
           ---------------------
Rights Agreement, dated as of February 17, 1995 (the "Exchange and Registration
                                                      -------------------------
Rights Agreement" and collectively, with the Preferred Stock Purchase Agreement
----------------
and the Underwriter's Warrant, the "Priority Agreements") so that inclusion of
                                    -------------------
any Registrable Securities in any Registration requested to be made pursuant to

Sections 3(a) and 4(a) is subject to the prior right to include in such
----------------------
Registration any securities requested to be registered by a securityholder under the Priority Agreements as provided for therein. Notwithstanding the foregoing, except in the case of a limitation imposed under Sections 3(f) and 4(b), and
                                                 ----------------------
subject to the conditions of this Section 5, the Company shall use its best
                                  ---------
efforts to cause all Registrable Securities to be registered that are requested to be registered, regardless of the number of securities to be registered under the Priority Agreements. As a result of the foregoing, if any Registrable Security is excluded from a Demand Registration due to the existing rights of such other securityholders, such Registration shall not count as a Demand Registration.

          SECTION 6.  Hold-Back Agreements.
                      --------------------

          (a) Restrictions Applicable to Holders of Registrable Securities.  If
              ------------------------------------------------------------
(i) the Company shall file a Registration Statement with respect to its Common Stock or similar securities or securities convertible into, or exchangeable or exercisable for, such securities in an Underwritten Offering and (ii) the managing underwriter or underwriters advises the Company in writing (in which case the Company shall notify the Holders) that a public sale or distribution of Registrable Securities (other than those which may be sold, after application of

Section 4(b), by a Holder in connection with a Piggyback Registration) would
------------
have material adverse effect on such offering, then such Holder shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Securities during the period following the effective date of such Registration Statement and until the earliest of (A) the abandonment of such offering and (B) 90 days, or such shorter date as the managing underwriter shall require, after the effective date of such Registration Statement.

          (b) Registration Restrictions Applicable to the Company.  In the event
              ---------------------------------------------------
of a Demand Registration, the Company, if requested by the Holders of at least 50% of the Registrable Securities to be included in such Demand Registration,
(i) shall agree not to, and shall cause its executive officers and directors not to, effect any public sale or distribution of its Common Stock or similar securities or securities convertible into, or exchangeable or exercisable for, such securities during the 90-day period following the effective date of a Registration

Statement relating to an Underwritten Offering of Registrable Securities if the managing underwriter or underwriters determine such public sale or distribution would have a material adverse effect on such offering and (ii) shall (x) cause each securityholder of the Company's privately placed equity securities issued in connection with a financing transaction involving at least 5% of the Company's then outstanding equity securities at any time after the date hereof (provided that the foregoing shall not apply with respect to securities issued in connection with corporate partnering transactions or off-balance sheet financing transactions to fund early stage research, and (y) use its reasonable best efforts to cause each other securityholder of the Company owning at least 10% of the Company's then outstanding equity securities (other than a securityholder permitted to file a Schedule 13G under the Exchange Act) to agree, not to effect a public sale or distribution of the Common Stock during the 90-day period following the effective date of a Registration Statement relating to an underwritten public offering of the Common Stock if the managing underwriter or underwriters determine such public sale or distribution would have a material adverse effect on such offering.

          SECTION 7.  Registration Procedures.
                      -----------------------

          In connection with the Company's Registration obligations pursuant to Sections 3 and 4 hereof, the Company will use its best efforts to effect such
----------------
Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) before filing a Registration Statement thereto, furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of such Registration Statement proposed to be filed, and any participating Holder or the underwriters, may suggest such changes thereto and the Company will consider including such changes, subject at all times to the Company's ultimate discretion to include or not include such changes;

          (b) prepare and file with the SEC a Registration Statement or Registration Statements relating to the applicable Demand Registration or Piggyback Registration including all exhibits and financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective under the Securities Act; and prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement, and such supplements to the Prospectus, as may be requested by any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the Registration form utilized by the Company or by the Securities Act or rules and regulations otherwise necessary to keep the Registration Statement effective for a period of not less than nine months (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn); and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the selling Holders thereof set forth in such Registration Statement or supplement to the Prospectus;

     (c) notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing,

               (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

               (2) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

               (3) if at any time the representations and warranties of the Company contemplated by paragraph (n)(1) below cease to be true and
                                  ----------------
          correct,

               (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

               (5) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (e) if requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering pursuant to Section 3 hereof, incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of at least 50% of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (f) furnish to each selling Holder of Registrable Securities and each managing underwriter, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (g) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities or any underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

          (i) cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

          (j) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other foreign governmental agencies or authorities, and the NASD, as may be necessary to enable the seller or selling Holders thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities; provided, however, that the Holders shall pay any and all costs associated with any such registration or approval with any foreign governmental agency or authority;

          (k) if any fact contemplated by paragraph (c)(6) above shall exist,
                                          ----------------
     prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (l) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of at least 50% of such Registrable Securities or the managing underwriters, if any;

          (m) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with Depositary Trust Company;

          (n) enter into agreements (including underwriting agreements in customary form for such underwriter and consistent with then current market practice) and take all other appropriate and reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an Underwritten Registration:

               (1) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in Underwritten Offerings in customary form and consistent with then current market practice;

               (2) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, addressed to the underwriters, if any, in customary form covering the matters customarily covered in opinions requested in primary Underwritten Offerings and such other matters as may be reasonably requested by such underwriters;

               (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, such letters to be in customary form and consistent with then current market practice and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary Underwritten Offerings;

               (4) if an underwriting agreement is entered into, cause the same to set forth in full the indemnification provisions and procedures substantially to the effect set forth in Section 9 hereof with respect
                                                   ---------
          to all parties to be indemnified pursuant to said Section; and

               (5) deliver such documents and certificates as may be reasonably requested in writing by the Holders of at least 50% of the Registrable Securities being sold or the managing underwriters, if any, to evidence compliance with paragraph (k) above and with any customary
                                   -------------
          conditions contained in the underwriting agreement or other agreement entered into by the Company.

The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

          (o) make available for inspection by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the Registration; provided that any records, documents, properties or information that are designated by the Company in writing as confidential shall be kept confidential by such Person and shall not be used for any purpose other than in connection with such Registration Statement unless disclosure of such records, documents, properties and information is required by court or administrative order;

          (p) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder; and

          (q) cooperate and assist in any filings required to be made with the NASD and, subject to Section 7(o), in the performance of any due diligence
                          ------------
     investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

          The Company may require each Holder of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding such Holder and such Holder's intended method of distribution of such Registrable Securities, as the Company may from time to time reasonably request in writing.

          Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(c)(6) hereof, such
                                                ---------------
Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(k) hereof, or until it is advised in writing by the
                ------------
Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods during which such Registration Statement shall be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 7(k) hereof or is
                                                    ------------
advised in writing by the Company that the use of the Prospectus may be resumed.

          SECTION 8.  Registration Expenses.
                      ---------------------

          (a) All expenses incident to the Company's performance of or compliance with this Agreement will be paid by the Company, regardless of whether the Registration Statement becomes effective, including without limitation:

               (1) all Registration and filing fees (including with respect to filings required to be made with the SEC);

               (2) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling Holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or Holders of at least 50% of the Registrable Securities being sold may designate);

               (3) printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depositary Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;

               (4) fees and disbursements of counsel for the Company;

               (5) fees and disbursements of all independent certified public accountants of the Company (including the expenses of any "cold comfort" letters required by or incident to such performance);

               (6) fees and expenses of other Persons retained by the Company;
     and

               (7) all Registration, filing and other fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement (all such expenses being herein called "Registration
                                                                    ------------
     Expenses").
     --------

          The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company. Notwithstanding any provision to the contrary, if a registration initiated under Section 3 is
                                                             ---------
withdrawn by the Holders initiating such registration under circumstances that would nevertheless be considered a Demand Registration under Section 3(b), the
                                                             ------------
Company shall have no obligation to pay expenses of such registration and all such expenses shall be paid by the Holders initiating such registration.

          (b) Each selling Holder of the Registrable Securities shall pay all discounts, commissions, fees and expenses of the underwriters, selling brokers, dealer managers and similar industry professionals, transfer taxes and any out-of-pocket costs and expenses of such selling Holder including the fees and expenses of counsel for such selling Holder relating to the distribution of such Registrable Securities.

          SECTION 9.  Indemnification.
                      ---------------

          (a) Indemnification by Company.  The Company agrees to indemnify and
              --------------------------
hold harmless each Holder of Registrable Securities, its officers, directors, employees and Agents and each Person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified
                                                                 -----------
Holder") from and against all losses, claims, damages, liabilities and expenses
------
(including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Holder or any underwriter expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any Prospectus or preliminary prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus or preliminary prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus or preliminary prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus or preliminary prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such Holder. This indemnity will be in addition to any liability which the Company may otherwise have.

          If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to such Indemnified Holder and the payment of all expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding and has failed to employ counsel satisfactory to such Indemnified Holder in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Holder which are different from or additional to those available to the Company (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

          (b) Indemnification by Holder of Registrable Securities.  Each Holder
              ---------------------------------------------------
of Registrable Securities agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to (i) information relating to such Holder furnished in writing by such Holder expressly for use in, and information provided under Section 3(a) hereof for use in, any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus and (ii) any loss, claim, damage, liability or expense described in the proviso to the first sentence of Section 9(a). In case any action or
                                     ------------
proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement or any amendment or supplement thereto, or any preliminary prospectus.

          (c) Contribution.  If the indemnification provided for in this Section
              ------------                                               -------
9 is unavailable to an indemnified party under Section 9(a) or Section 9(b)
-                                              ------------    ------------
hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to in Section 9(a) or
                                                                 ------------
Section 9(b) shall be deemed to include, subject to the limitations set forth in
------------
the second paragraph of Section 9(a), any legal or other fees or expenses
                        ------------
reasonably incurred by such party in connection with investigating or defending any action or claim.

          The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 9(c)
                                                                 ------------
were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section
                                                                        -------
9(c), an Indemnified Holder shall not be required to contribute any amount in
----
excess of the amount by which the total price at which the Registrable Securities sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holder, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          SECTION 10.  Transfer of Registration Rights.
                       -------------------------------

          The rights to cause the Company to register securities granted by the Company hereunder may be transferred or assigned by Purchaser or a subsequent Holder in writing to a transferee or assignee; provided, however, that such transfer is in connection with the sale of Registerable Securities covering a minimum of the greater of 25% of the Registrable Securities then outstanding or 200,000 shares of Common Stock. Such Holder within a reasonable time after said transfer shall give written notice to the Company, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. Subsequent transfers or assignments of such registration rights may also be effected in accordance with the foregoing requirements.

          SECTION 11.  Rule 144.
                       --------

          The Company covenants that it will file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

          SECTION 12.  Participation in Underwritten Registrations.
                       -------------------------------------------

          Subject to Section 5 hereof, no Person may participate in any
                     ---------
Underwritten Registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          SECTION 13.  Miscellaneous.
                       -------------

          (a) Remedies.  Each of the parties hereto, in addition to being
              --------
entitled to exercise all rights provided herein, in the Purchase Agreement and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each of the parties hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) No Inconsistent Agreements.  From and after the date hereof,
              --------------------------
except with respect to registration rights granted by the Company pursuant to the Priority Agreements, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless such new registration rights are pari passu with, subordinate to, or otherwise do not materially adversely affect the rights of Holders granted hereunder. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

          (c) Amendments and Waivers.  The provisions of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least 50% of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by the Holders of a majority of the Registrable Securities being sold.

          (d) Notices.  Unless otherwise provided herein, any notice, request,
              -------
instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier or by facsimile transmission (with receipt confirmed), or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

     If to the Holder of Registrable Securities, at the most current address given by such Holder to the Company in accordance with the provisions of this
Section 12(d), which address initially is, with respect to the Purchaser:

               Amgen Inc.
               Amgen Center
               1840 DeHavilland Drive
               Thousand Oaks, California 91320-1789
               Attn: Corporate Secretary
               Telecopy No.: (805) 499-8011

     With a copy to:

               Latham & Watkins
               633 West Fifth Street
               Los Angeles, California 90071
               Attn: Gary Olson, Esq.
               Telecopy No.: (213) 891-8763

     (ii) if to the Company, initially to:

               Guilford Pharmaceuticals Inc.
               6611 Tributary Street
               Baltimore, Maryland  21224
               Attn: Corporate Secretary
               Telecopy No.: (410) 631-6899

     With a copy to:

               Hogan & Hartson, L.L.P.
               111 South Calvert Street, 16th Floor
               Baltimore, Maryland  21202
               Attn:  Michael Silver, Esq.
               Telecopy No.: (410) 539-6981


or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

          (e) Successors and Assigns.  Except as otherwise expressly provided
              ----------------------
herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation, subsequent Holders of Registrable Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder of Registrable Securities unless and to the extent such successor or assign acquired Registrable Securities from such Holder.

          (f) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings.  The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (h) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

          (i) Severability.  In the event that any one or more of the provisions
              ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (j) Entire Agreement.  This Agreement together with the Collateral
              ----------------
Agreements are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter including without limitation Exhibit A to the Binding Term Sheet.



                           [Signature Page To Follow]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              GUILFORD PHARMACEUTICALS INC.



                              By:/s/ Craig R. Smith, M.D.
                                 ---------------------------------------------
                                 Name:   Craig R. Smith, M.D.
                                 Title:  President and Chief Executive Officer



                              AMGEN INC.



                              By: /s/ George A. Vandeman
                                 -----------------------------------------------
                                 Name:   George A. Vandeman
                                 Title:  Senior Vice President, General Counsel
                                         and Secretary

                                      S-1